SCHEDULE 14A
                         (RULE 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

Filed by the registrant X
Filed by a party other than the registrant _

Check the appropriate box:
_ Preliminary proxy statement
X Definitive proxy statement
_ Definitive additional materials
_ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ROGERS CORPORATION
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ROBERT M. SOFFER
           (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

X $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

_ $500 per each party to the controversy pursuant to Exchange Act
  Rule 14a-       6(i)(3).
_ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:

_____________________________________________________________________________

  (3) Per unit price or their underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

______________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________


_ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:_______________________________________________

  (2) Form, Schedule or Registration Statement No.:_________________________

  (3) Filing Party:_________________________________________________________

  (4) Date Filed:___________________________________________________________


- ----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.




                       ROGERS CORPORATION


                 NOTICE OF 1995 ANNUAL MEETING

                        PROXY STATEMENT

                                                   March 13, 1995


Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, Connecticut 06263-0188
(203) 774-9605


Dear Stockholder:

We extend a cordial invitation for you to attend the Corporation's Annual Meeting of Stockholders on Tuesday, April
18, 1995, at 10:00 A.M., in Boston, Massachusetts, at the Goodwin, Procter & Hoar Conference Center, Exchange Place (2nd floor) at the corner of State and Congress Streets.

The only formal action expected this year is the election of Directors. Following the meeting formalities, there will be reports about the Corporation's current operations and future
prospects.   We will welcome your questions and comments.

Whether or not you plan to attend, it is important that your shares be represented at this meeting. Please complete, sign, date and return the proxy card in the enclosed envelope. Should you be able to attend -- and we hope you do -- we will be happy to have you vote in person.



                              Sincerely,



                              Harry H. Birkenruth
                              President and
                              Chief Executive Officer

NOTICE OF ANNUAL MEETING


The Annual Meeting of Stockholders of Rogers Corporation, a Massachusetts corporation, will be held on Tuesday, April 18, 1995, at 10:00 A.M. in Boston, Massachusetts, at the Goodwin, Procter & Hoar Conference Center, Exchange Place (2nd floor) at the corner of State and Congress Streets, for the following purposes:

1. To fix the number of and to elect a Board of Directors for the ensuing year.

2. To transact such other business as may properly come before the meeting.

Stockholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on February
21, 1995, the record date fixed by the Board of Directors for such purpose.


                      By Order of the Board of Directors

                         Robert M. Soffer, Clerk

                               March 13, 1995





________________________________________________________________________

Stockholders are requested to complete, sign and date the enclosed proxy card and send it by return mail in the enclosed envelope. Proxies are revocable and any stockholder may withdraw his or her proxy and vote in person at the meeting.

Proxy Statement

Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, Connecticut 06263-0188


March 13, 1995



This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation for the Annual Meeting of Stockholders to be held on Tuesday, April 18, 1995, at 10:00 A.M., in Boston, Massachusetts, at the Goodwin, Procter & Hoar Conference Center, Exchange Place (2nd floor) at the corner of State and Congress Streets.

Stockholders of record as of the close of business on February 21, 1995, are entitled to vote at the meeting and any adjournment thereof. As of that date, 3,529,053 shares of Capital Stock of the Corporation were outstanding. Stockholders are entitled to one vote for each share owned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it any time before it is exercised.

The persons named in the enclosed proxy are both officers of the Corporation and Harry H. Birkenruth is also a Director. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: FOR fixing the number of Directors for the ensuing year at nine and the election of the nominees to the Board of Directors shown on the next page under the heading "Nominees for Director" (except for any nominee or nominees as to whom authority is withheld).

No matters other than those set forth in the Notice of Annual Meeting on the preceding page are expected to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

An Annual Report containing financial statements is enclosed with, but not as a part of, this proxy statement.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Directors of the Corporation are elected annually and hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified. The Directors know of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of such other person, or for fixing the number of Directors at a lesser number, as the Board of Directors may recommend. All of the nominees are currently Directors of the Corporation and were elected to their present term of office at the Annual Meeting of Stockholders held on April 28, 1994.

NOMINEES FOR DIRECTOR
                       Age and Year   Positions     Principal
                       First Became   Now Held      Occupation and
Name                   Director       With Rogers   Other Directorships
- ------------------------------------------------------------------------------

Leonid V. Azaroff      68 - 1976      Director      Professor Emeritus,
                                                    Institute of Materials
                                                    Science, University of
                                                    Connecticut
- ------------------------------------------------------------------------------
Leonard M. Baker       60 - 1994      Director      Vice President,
                                                    Technology
                                                    Praxair, Inc.
- ------------------------------------------------------------------------------
Wallace Barnes         68 - 1983      Director      Chairman, Director,
                                                    Retired Chief Executive
                                                    Officer, Barnes Group,
                                                    Inc.;
                                                    Director, Aetna Life
                                                    & Casualty;
                                                    Director, Loctite
                                                    Corporation;
                                                    Chairman, Director, Rohr,
                                                    Inc.
- ------------------------------------------------------------------------------
Harry H. Birkenruth    63 - 1964      President;    President, Chief Executive
                                      Director      Officer, Rogers Corporation
- -------------------------------------------------------------------------------
Mildred S. Dresselhaus 64 - 1986      Director      Institute Professor,
                                                    Massachusetts Institute of
                                                    Technology
- -------------------------------------------------------------------------------
Donald J. Harper       67 - 1986      Director      Retired Chairman and
                                                    Chief Executive Officer,
                                                    Insilco Corporation;
                                                    Director, Okay Industries,
                                                    Inc.
- -------------------------------------------------------------------------------
Gregory B. Howey       52 - 1994      Director      President, Director, Okay
                                                    Industries, Inc.
- -------------------------------------------------------------------------------
Leonard R. Jaskol      56 - 1992      Director      Chairman, Director,
                                                    President, Chief Executive
                                                    Officer, Lydall, Inc.;
                                                    Director, Eastern
                                                    Enterprises
- -------------------------------------------------------------------------------
William E. Mitchell    51 - 1994      Director      President, Director, Chief
                                                    Executive Officer, Nashua
                                                    Corporation
- -------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR fixing the number of Directors for the ensuing year at nine (which requires approval of a majority of the shares of Capital Stock present or represented and entitled to vote at the meeting) and the election of the above named nominees. Such individuals will be elected as Directors upon approval of a plurality of the votes cast at the 1995 Annual Meeting of Stockholders.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding ownership of the Corporation's Capital Stock as of February 1, 1995, by each of the current Directors and executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all such individuals and other executive officers as a group.

                                  Amount and Nature of Beneficial
                                             Ownership
                                -----------------------------------
                                             Acquirable
Name of Person                  Currently    Within 60      Percent
or Group                          Owned         Days(1)    of Class
- -------------------------------------------------------------------
Leonid V. Azaroff                  3,000(2)(3)   5,096         *
Leonard M. Baker                     292           134         *
Wallace Barnes                     1,359           201         *
Harry H. Birkenruth               30,142        18,733       1.38
Mildred S. Dresselhaus             3,559           201         *
Donald J. Harper                   1,000(3)        201         *
Aarno A. Hassell                   6,161        12,500         *
Gregory B. Howey                     292           134         *
Leonard R. Jaskol                  1,359           201         *
Bruce G. Kosa                      2,066(2)      4,550         *
William E. Mitchell                  292           292         *
John A. Richie                       300         3,000         *
Robert D. Wachob                   3,755(2)      9,333         *

Directors and Executive
Officers as a Group
15 Persons                        53,737        63,992       3.28
- -------------------------------------------------------------------

(1)Represents shares which may be acquired under options exercisable within the 60 days immediately following February
   1, 1995.

(2)Dr. Azaroff, Mr. Kosa, and Mr. Wachob own, respectively,
   900, 1,500, and 2,762 shares, included above, as to which investment and voting power is shared.

(3)Dr. Azaroff and Mr. Harper each deferred 359 shares of 1994 stock compensation which is not included.

*  Less than 1% of outstanding Capital Stock.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF THE CORPORATION'S STOCK

The following table sets forth information as to the beneficial ownership of each person known to the Corporation to own more than 5% of the outstanding Capital Stock.

                                     Shares             Percent
Name and Address                   Beneficially           of
of Beneficial Owner                   Owned             Class (1)
- -----------------------------------------------------------------
Capital Research and                 220,000              6.2
Management Company (2)
333 South Hope Street
Los Angeles, California  90071

Orion Capital Corporation            201,800              5.7
600 Fifth Avenue
New York, New York  10020

Prudential Investment Advisors(3)    266,300              7.5
751 Broad Street
Newark, New Jersey  07101

State Farm Mutual Automobile         200,000              5.7
Insurance Company
One State Farm Plaza
Bloomington, Illinois  61710

Westport Asset Management, Inc.      324,200(4)           8.9(4)
253 Riverside Avenue
Westport, Connecticut  06880
- ----------------------------------------------------------------

(1) The Corporation has only one class of stock, its Capital Stock.

(2) Capital Research and Management Company, a registered investment advisor and an operating subsidiary of The Capital Group Companies, Inc., exercises investment discretion with respect to 220,000 shares, or 6.2% of outstanding shares, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of such shares.

(3) Prudential Investment Advisors is an investment subsidiary of the Prudential Insurance Company of America.

(4) Westport Asset Management, Inc. is a registered investment advisor, which exercises investment discretion over all such shares, which are beneficially owned by several institutional investors. Included in the stated number of shares and percent of ownership are 100,000 shares which may be acquired by exercise of warrants.

BOARD OF DIRECTORS

MEETINGS; CERTAIN COMMITTEES

The Board of Directors of the Corporation, which held six meetings during 1994, has five committees, including an Audit Committee and a Compensation and Organization Committee. There is no nominating committee. All Directors attended more than 75 percent of the aggregate of the total number of meetings in 1994 of the Board and the committees on which each such Director served, except for Donald J. Harper, who did not do so due to an illness.

The Audit Committee held two meetings in 1994, and has among its functions making recommendations with respect to the selection of the independent auditors of the Corporation, meeting with the independent auditors to review the scope, accuracy and results of the audit, and making inquiries as to the adequacy of the Corporation's accounting, financial and operating controls. Dr. Azaroff is chairperson of the Audit Committee, with Dr. Baker and Mr. Jaskol as members.

The Compensation and Organization Committee held four meetings in 1994, and has among its functions reviewing the salary system to ensure external competitiveness and internal consistency, and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the President's compensation and approves or disapproves the President's recommendations with respect to the compensation of executive officers who report to him. Mr. Barnes is chairperson of the Compensation and Organization Committee, with Messrs. Harper and Jaskol as members.

DIRECTORS' COMPENSATION

For 1994, each Director who was not an employee of the Corporation earned an annual retainer of $13,500, $1,050 for each Board meeting attended and $1,250 or $800 for each committee meeting attended, the amount varying by capacity as chairperson or as a member.

Pursuant to the 1994 Stock Compensation Plan, the retainer fee for non-employee Directors will be paid semiannually in shares of the Corporation's Capital Stock, with the number of shares of stock granted based on its then fair market value. Stock options also are granted to non-employee Directors twice a year. The number of shares in each six-month period for which stock options are granted is determined by dividing $6,750 (half of the annual non-employee director retainer fee at the time the plan was established) by the fair market value of a share of the Corporation's Capital Stock as of the date of grant. Existing stock options issued under this plan are exercisable within a period of ten years from date of grant.

Pursuant to the Corporation's Voluntary Deferred Compensation
Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in the Corporation's Capital Stock.

In January of 1994, Dr. Azaroff received a stock option grant for 552 shares pursuant to the 1988 Stock Option Plan which was in effect for Directors in 1993. Under this plan, each non-employee Director could have elected annually to receive all or part of his or her annual retainer and fees in the form of a non-qualified stock option. Such Director's options had a price per share equal to $1.00 and would be granted each July and January with respect to the waived amount of compensation earned for the immediately preceding six full calendar months. The number of shares subject to a Director's option was determined by dividing the waived amount of the Director's prorated annual retainer and fees applicable to the six-month period by the difference between the fair market value of a share of Capital Stock as of the date of grant and $1.00.

EXECUTIVE COMPENSATION

The tables, graphs and narrative on pages 8 through 14 of this Proxy Statement set forth certain compensation information about the Corporation's Chief Executive Officer and its other four most highly compensated executive officers. The Corporation does not presently have any Long-Term Incentive Plans and did not reprice any stock options (as defined by the executive compensation reporting rules of the Securities and Exchange Commission). Therefore, no corresponding tables are provided.


SUMMARY COMPENSATION TABLE
                                                                     Long-Term
                                                                    Compensation
                                      Annual Compensation              Awards
                                -------------------------------     ------------
                                                        Other       Stock        All
Name and                                                Annual      Options      Other
Principal                                               Compen-     (Number of   Compen-
Position                 Year    Salary    Bonus        sation<F1>  Shares)      sation<F2>
- -------------------------------------------------------------------------------------------
Harry H. Birkenruth<F3>  1994    $260,000  $210,862     $13,475<F4> 15,000       $8,035
President and Chief      1993     226,600   335,350<F5>  12,122<F4> 24,000        6,642
Executive Officer        1992     210,310         0      35,749<F6> 10,000        6,503

Robert D. Wachob         1994     140,000    86,598                  5,000        1,500
Vice President,          1993     125,660   102,184<F5>              9,000          781
Sales & Marketing        1992     122,000         0                  3,400          553

Aarno A. Hassell         1994     137,000    58,029       3,988<F4>  4,000        3,241
Vice President,          1993     130,810    61,397       3,588<F4>  8,000        2,510
Market and Venture       1992     127,000         0       3,212<F4>  3,000        2,316
Development

Bruce G. Kosa            1994     108,568    40,833                  3,500        1,363
Vice President,
Technology <F7>

John A. Richie           1994      93,775    47,000                  3,500        1,477
Vice President,
Human Resources <F7>
- -------------------------------------------------------------------------------------------

<F1>Includes perquisites and other personal benefits, unless the aggregate amount of such compensation is the lesser of either
    $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

<F2>The stated amounts are the Corporation's matching
    contributions to the Rogers Employee Savings and Investment
    Plan, a 401(k) plan, and in the case of Mr. Birkenruth and Mr. Hassell, the Corporation's payments on whole life insurance policies owned by the named individual.

<F3>Mr. Birkenruth became President and Chief Executive Officer in April, 1992.

<F4>Represents the above-market interest rate on deferred
    compensation that exceeds 120% of the applicable federal long-term rate.

<F5>Includes a 5,000 share grant of stock valued at $108,750 in the case of Mr. Birkenruth and a 1,000 share grant of stock valued at $21,750 in the case of Mr. Wachob. These one-time discretionary bonuses are not considered part of a Long-Term Incentive Plan.

<F6>Includes a personal car allowance of $12,532, personal tax and financial planning assistance of $12,367 and $10,850 of above-market interest on deferred compensation that exceeds
    120% of the applicable federal long-term rate.

<F7>Neither Mr. Kosa nor Mr. Richie were executive officers prior to 1994.

                                8

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)



                                 Individual Grants (2)
                     ---------------------------------------------------
                     Number of     % of Total
                     Securities    Options/SARs  Exercise
                     Underlying    Granted to    Price                Grant Date
                     Options/      Employees in  Per      Expiration  Present
Name                 SARs Granted  Fiscal Year   Share      Date      Value(3)
- --------------------------------------------------------------------------------
Harry H. Birkenruth   15,000       14.0%         $35.38   10/18/04    $306,300
Robert D. Wachob       5,000        4.7           35.38   10/18/04     102,100
Aarno A. Hassell       4,000        3.7           35.38   10/18/04      81,680
Bruce G. Kosa          3,500        3.3           35.38   10/18/04      71,470
John A. Richie         3,500        3.3           35.38   10/18/04      71,470
- --------------------------------------------------------------------------------

(1) The Corporation does not presently have a "stock appreciation rights" (SAR) plan.

(2) These stock options become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant. These options expire ten years after the date of grant, or earlier due to termination of employment, death, or retirement.

(3) Black-Scholes Assumption Disclosure

    The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

    . An exercise price on the option of $35.38, equal to the fair market value of the underlying stock as of the date of grant;

    . An option term of ten years;

    . An interest rate of 7.74 percent, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term;

    . Volatility of 23.712 percent, calculated using daily stock prices for the one-year period prior to the grant date; and

    . Dividends at the rate of $0.00 per share, representing the annualized dividends paid with respect to a share of capital stock at the date of grant.

   The ultimate value of the options will depend on the future market price of the Corporation's Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize on exercise of an option will depend on the excess of the market value of the Corporation's Capital Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES DURING FISCAL 1994 AND FISCAL YEAR-END
OPTION/SAR VALUES <F1>

                     Number of                                                 Value of Unexercised
                     Shares                            Number of                  In-The-Money
                     Acquired                    Unexercised Options at            Options/SARs
                     Upon                          Fiscal Year-End<F3>        Fiscal Year-End<F4><F5>
                     Exercise     Value        ---------------------------  --------------------------
Name                 Of Options   Realized<F2> Exercisable   Unexercisable  Exercisable  Unexercisable
- ---------------------------------------------------------------------------------------------
Harry H. Birkenruth  2,000        $20,260      16,899        47,501         $489,109  $1,278,335
Robert D. Wachob     3,000         33,780       8,366        17,234          242,048     471,136
Aarno A. Hassell     1,300         12,428      11,500        15,000          325,305     416,380
Bruce G. Kosa        2,866         36,485       3,950        11,434          104,053     308,880
John A. Richie           0              0       2,766         7,734           78,822     186,174
- ------------------------------------------------------------------------------------------------

<F1>The Corporation does not presently have a "stock appreciation rights" (SAR) plan.

<F2>Defined as the difference between the fair market value of the Capital Stock and the exercise price of the option at time of exercise.

<F3>These stock options become exercisable in one-third
    increments on the second, third and fourth anniversary dates of the grant.

<F4>Defined as the difference between the fair market value of the Capital Stock at fiscal year-end and the exercise price of the option.

<F5>An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.



RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65 ("normal retirement age") at various compensation levels and years of service pursuant to the Corporation's non-contributory defined benefit pension plans for domestic salaried employees.

                                        Annual Pension
                             Benefits Based on the Following Years of
                                        Service(1)(2)
              ________________________________________________________________
Final Average
Earnings(3)    10 years   15 years   20 years   25 years   30 years   35 years
- ------------------------------------------------------------------------------
$ 75,000       $ 11,350   $ 17,030   $ 22,700   $ 28,380   $ 34,060   $ 35,760
 100,000         15,940     23,900     31,870     39,840     47,810     50,200
 125,000         20,520     30,780     41,040     51,300     61,560     64,630
 150,000         25,100     37,650     50,200     62,760     75,310     79,070
 175,000         29,690     44,530     59,370     74,210     89,060     93,510
 200,000         34,270     51,400     68,540     85,670    102,810    107,950
 225,000         38,850     58,280     77,700     97,130    116,560    122,380
 250,000         43,440     65,150     86,870    108,590    130,310    136,820
 275,000         48,020     72,030     96,040    120,050    144,060    151,260


(1) Benefits are calculated on a straight life annuity basis and such amounts are reduced by offsets for estimated applicable
    Social Security benefits.

(2) Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. The Corporation has adopted a supplemental retirement plan for the payment of amounts to all plan participants who may be affected by such limitations. In general, the total pension benefit due an individual will be the same as that calculated under the Corporation's qualified pension plan as if such federal benefit limitations did not exist. Accordingly, the benefits shown have not been reduced by such limitations.

(3) Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary, and such amount in the Summary Compensation Table is substantially the amount covered for 1994 for the individuals named. The five-year average earnings for the named executive officers and their estimated credited years of service are: Mr. Birkenruth, $210,920 and 35 years; Mr. Wachob, $119,732 and 12 years; Mr. Hassell, $125,962 and 33 years; Mr. Kosa, $93,898 and 32 years; and Mr. Richie, $76,250 and 17 years.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Corporation's Board of Directors (the "Committee"). This Committee report describes the components of the Corporation's executive officer compensation programs for 1994 and the basis on which compensation determinations were made with respect to the executive officers of the Corporation.

Compensation and Organization Committee Interlocks and Insider
Participation

The Corporation's executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee members are:
Wallace Barnes (Chairperson of the Committee), Donald J. Harper, and Leonard R. Jaskol.

Philosophy

The executive compensation philosophy is to align executive compensation with the long-term success of the Corporation and increases in stockholder value, and to attract, retain, and reward executive officers whose contributions are critical to the long-term success of the Corporation. The guiding principles for compensation decisions are to:

     . Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing industries, to enable the Corporation to attract and retain executives. Key elements of the executive compensation program are base salary, the possibility of a bonus under the Annual Incentive Compensation Program, and stock option grants.

     . Integrate compensation with the achievement of annual and long-term goals.

     . Reward officers for above average corporate performance, and individual initiative and achievement.

     . Provide stock option grants to create long-term incentives that are consistent with the interests of stockholders.

Base Salaries

The Committee establishes salary ranges for executives by reviewing positions with similar responsibilities in the marketplace. The Corporation obtains information on such positions for a broad spectrum of manufacturing industries through published national executive compensation survey data.
The data includes a substantial number of companies beyond those reflected in the Performance Graph on page 14.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by the Corporation and the business units or functions reporting to the executive officer, the overall performance of the executive officer, and any changes in the executive officer's responsibilities. None of these factors are assigned a specific weighted value. The Corporation allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The Committee is responsible for approving recommendations for salary increases made by the President for the officers who report to him.

Annual Bonuses

The Annual Incentive Compensation Plan has target bonuses of 50% of base salary for the President, and between 25% and 40% for the other Named Executive Officers. Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of the Corporation (Net Income and Return on Equity - weighted essentially equally) and each division (Controllable Profit and Return on Assets controlled by each division - weighted essentially equally) versus the annual budget goals. In general, the broader the responsibility of the executive, the larger the portion of his/her award which is based upon corporate rather than divisional results; the corporate portion is 100% to 50% for the Named Executive Officers. For fiscal 1994, corporate performance substantially exceeded targeted levels and, as a result, all of the Named Executive Officers received bonuses.

Stock Options

Each year, the Compensation and Organization Committee considers awards of stock options to key management personnel. Stock options are used as the primary long-term incentive vehicle. Senior management personnel (including the Named Executive Officers) are generally granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, salary, the same performance criteria used to determine salary adjustments, the number of shares granted in the prior year, and the total number of shares available for grants. The Corporation does not assign specific weights to these criteria. The aggregate amount of all previous option awards and the amount of outstanding options is not taken into consideration for individuals. The options all have an exercise price equal to at least the fair market value of the Corporation's stock as of the date of grant. These options have a ten-year life (however, earlier termination is provided for retirees and others whose employment terminates prior to retirement) and vest in one-third increments on the second, third and fourth anniversary dates of the grant.

In fiscal 1994, stock options for a total of 107,000 shares were granted to employees, of which 31,000 shares were granted to the Named Executive Officers.

Chief Executive Officer Compensation

In 1994, Mr. Birkenruth received a salary increase of $33,400 (15%) at the start of the year. National survey data from a broad spectrum of manufacturing industries was considered, but the decision was weighted heavily by his previous salary level and his major contributions to the Corporation's success.

Mr. Birkenruth received a bonus for 1994 under the Annual Incentive Compensation Plan equal to 81% of his base salary as a result of the Corporation substantially exceeding its performance target. In October 1994, he was granted options for 15,000 shares of the Corporation's stock exercisable at $35.38 per share, the fair market value as of the date of the grant.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement and who are employed on the last day of the Corporation's taxable year to $1 million, unless certain requirements are met. The Committee has considered the impact of this tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 1995 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:

                                 Wallace Barnes, Chairperson
                                 Donald J. Harper, Member
                                 Leonard R. Jaskol, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Corporation's Capital Stock over the past five years with the cumulative total return on shares of companies compromising the Standard & Poor's (S & P) Industrials Index and the American Stock Exchange High Technology Index ("Amex High Tech Index"). Cumulative total return is measured assuming an initial investment of $100 on December 31, 1989, and the reinvestment of dividends.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     AMONG ROGERS CORPORATION, THE S & P INDUSTRIALS INDEX
                  AND THE AMEX HIGH TECH INDEX




                       GRAPH APPEARS HERE


*$100 invested on 12/31/89 in stock or index - including reinvestment of dividends.



                                             Dollars

                         1989   1990  1991  1992   1993    1994

ROGERS                    100     75    70    61    114     216

S & P INDUSTRIALS INDEX   100     99   130   137    149     155

AMEX HIGH TECH INDEX      100     88   152   129    143     138

(Textual description of performance graph for EDGAR transmission
- - the chart compares the performance of Rogers Capital Stock over a five-year period to the S & P Industrials Index and the Amex
High Tech Index, as reflected in the numerical data under the chart, with $100 representing the invested value in Rogers
Capital Stock and the two indices at December 31, 1989.)

OTHER ARRANGEMENTS AND PAYMENTS


The Corporation's severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated.
The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by the Corporation, except in the case of the executive officers of the Corporation as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. Commencing in November 1992, the right of executive officers to make such election may be cancelled by the Corporation on three years' notice. Each of Messrs. Birkenruth, Hassell and Wachob would be entitled to at least 96 weeks of salary and benefit continuance upon termination of employment covered by the policy.

The Board of Directors determined that it would be in the best interests of the Corporation to ensure that the possibility of a change in control of the Corporation would not interfere with the continuing dedication of the Corporation's executive officers to their duties to the Corporation and its stockholders. Toward that purpose, the Corporation has agreements with the Named Executive Officers, which provide certain severance benefits to them in the event of a termination of their employment during a thirty-six month period following a Change in Control (as defined in the agreements). The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreement, unless either party objects to such extension. If within a thirty-six month period following a Change in Control, an Executive's employment is terminated by the Corporation without cause (as defined in the agreements) or if such Executive resigns in certain specified circumstances, then, provided the Executive enters into a two-year noncompetition agreement with the Corporation, the Executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus;
(ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

AUDIT MATTERS

It is expected that Ernst & Young LLP, the Corporation's independent auditors selected as the independent auditors for the fiscal years ended January 1, 1995 and ending December 31, 1995, will be represented at the annual meeting, with an opportunity to make a statement if they so desire, and will be available to respond to questions.

In addition to the audit of the 1994 financial statements, the Corporation engaged Ernst & Young LLP to perform certain other services, including income tax consultation and assistance in connection with corporate tax planning.


PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 1996
Annual Meeting of Stockholders must be received by the Corporation on or before November 14, 1995, for inclusion in the Corporation's proxy statement and form of proxy.


SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, officers and employees of the Corporation may solicit proxies personally and by telephone, telegraph, telecopier or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxies and proxy soliciting materials to the beneficial owners of stock held of record by such persons and the Corporation will, upon request, reimburse them for their reasonable expenses in doing so.

                           BACK COVER



ROGERS



Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, Connecticut   06263-0188
(203) 774-9605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                              ROGERS CORPORATION                        PROXY


     The undersigned appoints HARRY H. BIRKENRUTH and WILLIAM A. KREIN, and each or either of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 18, 1995, and at any adjournment thereof.

           1. To fix the number of and to elect a Board of Directors for the ensuing year.
            _
           |_| FOR all nominees listed below (except as withheld below):

               Leonid V. Azaroff, Leonard M. Baker, Wallace Barnes,
               Harry H. Birkenruth, Mildred S. Dresselhaus, Donald J. Harper, Gregory B. Howey, Leonard R. Jaskol, and William E. Mitchell.

               (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) in the space provided below.)
           _______________________________________________________
           _
          |_|  WITHHOLD AUTHORITY to vote for all nominees.

           2. To transact such other business as may properly come before the meeting.

         [continued and to be signed on the other side]

              PROXY [continued from other side]


THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE       Dated______________,1995
NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

                                                      ________________________


                                                      ________________________

                                                              Signature


(If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

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